McGowen Hurst Clark & Smith, P.C.                 Partners
                                                  Michael E. Brinker, CPA
  Certified Public Accounants                     David W. Hurst, CPA
  Business Advisors                               Kathleen A. Koenig, CPA
                                                  Robert P. McGowen, CPA
                                                  Michael W. McNichols, CPA
                                                  Thomas J. Pflanz, CPA, CFP (R)
                                                  John A. Schmidt, CPA
                                                  Daniel A. Schwarz, CPA, AVB
                                                  S. James Smith, CPA

August 7, 2006

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

Ladies and Gentlemen:

This letter will confirm that we revuewed Uten 4,01 of the Form 8-K of BioForce nanosciences Holdings, Inc. dated August 7, captioned "Changes in Registrant's Certifying Accountant," and that we agree with the statements made therein as they relate to McGowen Hurst Clark & Smith, P.C. We are not in a position to agree with or disagree with the statements in Item 4.01 regarding the engagement of Moore & Associates, Chartered or the approval of such engagement by the Board of Directors, or to the subsequent engagement of Chisholm, Bierwolf & Nation.

We hereby consent to the filing of this letter as an exchibit to the foregoing report on Form 8-K.


/s/ McGowen, Hurst Clark & Smith, P.C.
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McGowen, Hurst Clark & Smith, P.C.
West Des Moines, Iowa